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                                                                  EXHIBIT T3E.12

                      [Letterhead of Paragon Trade Brands]

                                January __, 2000

       In Re Paragon Trade Brands, Inc., Case No. 98-60390 pending in the
                        United States Bankruptcy Court,
                 Northern District of Georgia, Atlanta Division

To the Unsecured Creditors of Class 3A under the Modified Second Amended Plan of Reorganization (the "Plan")

         Re: Delivery of your 11.25% Senior Subordinated Notes, due 2005 (the
             "Notes")

Ladies and Gentlemen:

         As a Class 3A Unsecured Creditor under the Plan, you are entitled to receive your pro rata share of the $146,000,000 original principal amount of the Notes. The Notes have been listed in The Depository Trust Company's ("DTC") book-entry-only program with the result that only one Note representing the entire principal amount will be issued. Accordingly, you will not receive a paper certificate representing your share of the Notes; instead, you can hold your Notes only in an account you maintain with a securities broker. In order for us to transfer your Notes to you, it will be necessary for you to give us information regarding your account and your broker. We have enclosed a form which requests the information we will need to transfer your Notes to your account.

         Please complete the form as soon as possible and return it to Miriam Bloom of Bankruptcy Services LLC ("BSI"), which is serving as distribution agent for the cash and Notes to which Class 3A Unsecured Creditors are entitled. An envelope addressed to BSI is enclosed for your convenience. If you have any questions concerning how to complete the form, you may call Miriam Bloom at
(212) 376 8494.

         PLEASE NOTE THAT WE CANNOT TRANSFER YOUR SHARE OF THE NOTES TO YOU UNTIL YOU HAVE COMPLETED THE ENCLOSED FORM AND RETURNED IT TO BSI, INCLUDING THE BROKERAGE ACCOUNT INFORMATION. WE URGE YOU TO RESPOND PROMPTLY

         We have also included some additional information concerning DTC and its book-entry-only program.

                                              Very truly yours,




                                              -------------------------------
                                              Catherine O. Hasbrouck
                                              Vice President, General Counsel
                                              and Secretary



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                 PLEASE PROVIDE THE INFORMATION REQUESTED BELOW,
                   THEN SIGN AND RETURN THE COMPLETED FORM TO

                                  MIRIAM BLOOM
                             BANKRUPTCY SERVICES LLC
                               70 EAST 55TH STREET
                                    6TH FLOOR
                               NEW YORK, NY 10022
                                FAX: 212-376-8989
                               VOICE: 212-376-8494




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           PLEASE INSERT THE REQUESTED INFORMATION CONCERNING YOUR SECURITIES
BROKERAGE ACCOUNT:

Your Name:                                  ________________________________
                                                        Please Print

Name of Brokerage Company:                  _________________________________

Your broker's address:                      _________________________________

                                            _________________________________

                                            _________________________________

Your account number at your broker          _________________________________

Your contact at your broker:                _________________________________

Your contact's telephone number:            _________________________________

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By signing and returning this form to BSI, you will authorize BSI to transfer all of the 11.25% Senior Subordinated Notes, due 2005 of Paragon Trade Brands, Inc. to which you are entitled by virtue of Paragon's Plan in its bankruptcy proceeding to the brokerage account you have identified above.
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                 PLEASE SIGN THIS FORM IN THE APPROPRIATE BLOCK:
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       IF YOU ARE AN INDIVIDUAL:                IF YOU ARE AN ENTITY:

    --------------------------------     ----------------------------------
               Sign above                           Entity Name

    ________________________________     By:      ___________________________
         Print your name above
                                         Title:   ___________________________


                                         By:      ___________________________

                                         Title:   ___________________________

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                        ADDITIONAL INFORMATION CONCERNING
                          THE DEPOSITORY TRUST COMPANY
                                       AND
                           ITS BOOK-ENTRY-ONLY PROGRAM


         The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for Paragon Trade Brands, Inc.'s 11.25% Senior Subordinated Notes, due 2005 (the "Notes"). The Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or any other name as may be requested by an authorized representative of DTC. One fully-registered note certificate in the amount of $146,000,000 will be issued for the entire issue of the Notes. That note certificate will be deposited with Norwest Bank Minnesota, National Association, the trustee for the Notes and DTC's custodian.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

         Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of a Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. The Class 3A Unsecured Creditors will be Beneficial Owners of the Notes. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

         To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Notes, such as


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redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Notes may wish to ascertain that the Direct Participant or Indirect Participant holding their position has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

         Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

         Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes. Under its usual procedures, DTC will mail an Omnibus Proxy to the Issuer (Paragon) as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Paragon or Norwest Bank of Minnesota, National Association (the trustee) on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the trustee or Paragon, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of Paragon or the trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         If Paragon is required to offer to purchase all or part of the Notes as a result of a change of control or with the proceeds of the sale of certain assets, a Beneficial Owner may give notice to elect to have its Notes purchased or tendered, through its Participant, to Paragon's agent, and shall effect delivery of such Notes by causing the Direct Participant to transfer the Participant's interest in the Notes, on DTC's records, to Paragon's agent. The requirement for physical delivery of Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Notes are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Notes to the account of Paragon's agent at DTC.

         DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to Paragon or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Note certificates are required to be printed and delivered.

         Paragon may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Note certificates will be printed and delivered.

         Paragon has obtained this information on DTC and DTC's book-entry system from sources it believes to be reliable, but Paragon takes no responsibility for the accuracy thereof.



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